UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 2, 2007

Date of Report (Date of earliest event reported)

Tripos, Inc.

 (Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code: (314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events

On January 2, 2007, Tripos, Inc. issued a press release announcing that it had entered into a definitive agreement to sell its U.K.-based Discovery Research business to Provid Pharmaceuticals Inc., a New Jersey-based drug discovery company.

A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

Additional Information About the Transactions

Tripos, Inc. will file with the SEC a proxy statement and other documents regarding the proposed asset sale of the Tripos, Inc. Discovery Informatics business to Vector Capital and the subsequent liquidation of Tripos, Inc. Investors and security holders are urged to read the proxy statement when it becomes available because it will contain important information. A definitive proxy statement will be sent to Tripos, Inc.'s, shareholders seeking their approval of the transactions. Investors may obtain a free copy of the proxy statement and other documents filed by Tripos, Inc., with the Commission at the Commission's Web site at http://www.sec.gov, or by directing a request to John Yingling, Senior Vice President and Chief Financial Officer, Tripos, Inc., 1699 South Hanley Rd., St. Louis, MO 63144.

Participants in the Transactions

Tripos, Inc., and its directors and executive officers may be considered participants in the solicitation of proxies from Tripos, Inc.'s, shareholders in connection with the proposed transactions. Information about the directors and executive officers of Tripos, Inc., and their ownership of Tripos, Inc., stock is set forth in the proxy statement for Tripos, Inc.'s, 2006 annual meeting of shareholders. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Item 9.01.       Financial Statements and Exhibits

(d) Exhibits

            99.1     Tripos, Inc. press release dated January 02, 2007.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 3, 2007                                       TRIPOS, INC.

By: /s/ John D. Yingling

John D. Yingling

Senior Vice President and Chief Financial Officer